                                                                   EXHIBIT 11.1


      STATEMENT RE: COMPUTATION OF PER SHARE INCOME OF ADMINISTAFF, INC.

                                                                                        THREE MONTHS              NINE MONTHS
                                                                                     ENDED SEPTEMBER 30,       ENDED SEPTEMBER 30,
                                                                                   ----------------------    ----------------------
                                                                                     1996          1997         1996         1997
                                                                                   --------      --------     --------     --------
PRIMARY
   Average shares outstanding ..............................................        10,726        13,451       10,726        13,126
   Net effect of  dilutive  stock  options - based on the
        treasury stock method using average market price ...................            54           210           36           121
   Net effect of dilutive  stock  warrants - based on the
        treasury stock method using average market price ...................           124           514           82           339
   Net effect of dilutive  stock  warrants - based on the
        if-converted method ................................................             *            --            *            --

   Adjustment  to give  effect to shares  optioned to employees within 12 months of the initial filing on Form S-1 of an
        initial public offering as outstanding as of the beginning of each period presented based on the treasury stock
        method using the offering price ....................................            58            --           77            --
                                                                                   ------------------------------------------------
   Total ...................................................................        10,962        14,175       10,921        13,586
                                                                                   ================================================
   Net income ..............................................................       $   971       $ 2,923      $   614      $  3,850
   Add interest from subordinated debt, net of taxes .......................             *            --            *            --
                                                                                   ------------------------------------------------
   Net income available for common shareholders ............................       $   971       $ 2,923      $   614      $  3,850
                                                                                   ================================================
   Per share amount ........................................................       $  0.09       $  0.21      $  0.06      $   0.28
                                                                                   ================================================
   FULLY DILUTED

   Average shares outstanding ..............................................        10,726        13,451       10,726        13,126
   Net effect of  dilutive  stock  options - based on the
        treasury stock method using ending market price ....................            54           213           36           138
   Net effect of dilutive  stock  warrants - based on the
        treasury stock method using ending market price ....................           124           515           82           344
   Net effect of dilutive  stock  warrants - based on the
        if-converted method ................................................             *            --            *            --
   Adjustment  to give  effect to shares  optioned to employees within 12 months of the initial filing on Form S-1 of
        an initial public offering as outstanding as of the beginning of each period presented based on the treasury stock method using
        the offering price .................................................            58            --           77            --
                                                                                   ------------------------------------------------
   Total ...................................................................        10,962        14,179       10,921        13,608
                                                                                   ================================================
   Net income ..............................................................       $   971       $ 2,923      $   614       $ 3,850
   Add interest from subordinated debt, net of taxes .......................             *            --            *            --
                                                                                   ------------------------------------------------
   Net income available for common shareholders ............................       $   971       $ 2,923      $   614       $ 3,850
                                                                                   ================================================
   Per share amount ........................................................       $  0.09       $  0.21      $  0.06       $  0.28
                                                                                   ================================================

* Conversion of the stock warrants is not assumed in the computation because their effect is antidilutive.